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                                                                    Exhibit 10.2

                                 LOAN AGREEMENT

     This LOAN AGREEMENT (this "AGREEMENT") is dated as of this 15th day of September, 2005 between and among WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association with an office at One Boston Place, Boston, Massachusetts (together with its successors and assigns, the "LENDER"), and ALLTX, LLC, a Delaware limited liability company with an office at One Boston Place, Boston, Massachusetts 02108, ("BORROWER").

     ARTICLE 1.   RECITALS;

     A. Deutsche Bank Berkshire Mortgage, Inc. d/b/a DB Berkshire Mortgage, Inc., as mortgage lender ("MORTGAGE LENDER") is making a loan in the principal amount of $12,000,000.00 (the "MORTGAGE LOAN") to BC Broadstone Preston LP, a Delaware limited partnership ("MORTGAGE BORROWER") as evidenced by that certain Note dated as of the date hereof (together with all modifications, amendments, supplements, extensions, renewals and consolidations the "MORTGAGE NOTE") made by Mortgage Borrower to Mortgage Lender and secured by that certain Deed of Trust, Security Agreement and Fixture Filing dated as of the date hereof (the "MORTGAGE") by Mortgage Borrower in favor of the Mortgage Lender pursuant to which Mortgage Borrower has granted Mortgage Lender a first priority mortgage on, among other things, the real property as more fully described in the Mortgage (the "PROJECT").

     B. The Borrower collectively owns a portion of the membership interests in the Mortgage Borrower and in order to consummate the acquisition of the Project, the Lender has agreed to loan to the Borrower the amount of up to $5,556,347.50 (the "LOAN") which shall be evidenced by a promissory note (as amended, modified or supplemented from time to time, the "NOTE") in the original principal amount of the Loan.

     C. BCP Funding, LLC (the "GUARANTOR") shall guaranty repayment of the Loan pursuant to the terms of that certain guaranty (as amended, modified or supplemented from time to time, the "GUARANTEE") entered into contemporaneously herewith.

     D. ALLTX GP, LLC (the "GP") shall guaranty repayment of the Loan pursuant to the terms of that certain guaranty (as amended, modified or supplemented from time to time, the "GP GUARANTEE") entered into contemporaneously herewith

     D. In addition to the Guarantee, in order to secure the repayment of the Loan and the performance of all covenants, provisions and conditions of the Loan Documents, the Borrower shall execute and deliver a Pledge and Security Agreement (as amended, modified or supplemented from time to time, the "PLEDGE AGREEMENT") with respect to the Borrower's membership interest in the Mortgage Borrower.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree, and jointly and severally bind themselves, as follows:

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     ARTICLE 2.   DEFINED TERMS.

     Terms defined in the Recitals to this Agreement shall be used in this Agreement as therein defined. The following terms shall be defined as follows:

     "AFFILIATE" shall mean, as to any Person, any other Person that either (i) owns directly or indirectly twenty-five percent (25%) or more of all equity interests in such Person, and/or (ii) is in control of, is controlled by or is under common ownership or control with such Person and/or (iii) is a director or officer of such Person or of an Affiliate of such Person, and/or (iv) is the spouse, issue or parent of such Person or of an Affiliate of such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise.

     "APPLICABLE LAW" shall mean as to any Person: (i) All statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

     "AWARD" shall have the meaning provided in Section 7.1.17(c)(vi).

     "BANKRUPTCY CODE" shall mean Title 11 of the United States Code entitled "BANKRUPTCY", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.

     "BCP LENDER" shall mean Arlington Street Re, Inc.

     "BCP LOAN" shall mean that certain $60,000,000 loan facility provided by the BCP Lender to the Guarantor pursuant to that certain loan agreement dated May 31, 2003 and all documents executed in connection therewith.

     "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in the Commonwealth of Massachusetts.

     "CAPITAL EXPENDITURES" for any period shall mean amounts expended for replacements and alterations to the Project and required to be capitalized according to GAAP, or other recognized method of accounting acceptable to Lender.

     "CASUALTY" shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to the Project or any part thereof.

     "CLOSING DATE" shall mean the date of funding the Loan.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

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     "COLLATERAL" shall mean all collateral securing or intended to secure the
Obligations.

     "CONDEMNATION" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Project, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Project or any part thereof.

     "CONTROL" shall mean, with respect to any Person, the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise. "Controlling" and "Controlled" shall have meanings correlative thereto.

     "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

     "ELIGIBLE ASSIGNEE" shall mean:

     (a) a commercial bank organized under the laws of the United States, or any State thereof, and having (i) total assets in excess of $1,000,000,000, and
(ii) a combined capital and surplus of at least $250,000,000;

     (b) a commercial bank organized under the laws of any other country which is a member of the Organization of Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having (i) total assets in excess of $1,000,000,000, and (ii) a combined capital and surplus of at least $250,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD;

     (c) a life insurance company organized under the laws of any State of the United States, or organized under the laws of any country and licensed as a life insurer by any State within the United States and having (i) admitted assets of at least $1,000,000,000 and (ii) claims paying ability of A+ as set forth in Best's Ratings; and

     (d) a nationally recognized investment banking company, or an Affiliate thereof (expressly excluding any Person which is directly or indirectly an Affiliate of Borrower, of Guarantor, of any member of Borrower, or of any partner or member of Guarantor) organized under the laws of any State of the United States, and licensed or qualified to conduct such business under the laws of any such State and having (i) total assets of at least $1,000,000,000, (ii) a net worth of at least $250,000,000.

     In each instance an Eligible Assignee must be subject to supervision or regulation by the Comptroller of the Currency, any other United States bank or securities regulatory agency, or the banking or insurance department of the United States or any political subdivision thereof.

     "ENVIRONMENTAL LAWS" shall mean all Applicable Laws issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation

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or reclamation of natural resources, handling, treatment, storage, disposal, release or threatened release of any Hazardous Material or to health and safety matters.

     "ENVIRONMENTAL LIABILITY" shall mean any liability, contingent or otherwise (including, without limitation, any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any Person directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "FINANCING STATEMENTS" shall mean the UCC Financing Statement or UCC Financing Statements naming Borrower, as debtor, and Lender, as secured party, pertaining to the Collateral, and filed in the appropriate filing office or offices required under applicable state law.

     "FISCAL YEAR" shall mean each twelve month period commencing on January 1 and ending on December 31 during each year of the Term.

     "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

     "GP" shall have the meaning provided in the Recitals to this Agreement.

     "GP GUARANTEE" shall have the meaning provided in the Recitals to this Agreement.

     "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

     "GROSS REVENUES" shall mean all revenue derived from the ownership and operation of the Project, from whatever source, including Rents.

     "GUARANTEE" shall have the meaning provided in the Recitals to this Agreement.

     "GUARANTOR" shall have the meaning provided in the Recitals to this Agreement.

     "HAZARDOUS MATERIALS" shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, mold, fungi or similar bacteria, and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under Section 101(14) of CERCLA.

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     "IMPROVEMENTS" shall mean the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Project.

     "INDEBTEDNESS" shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

     "INTERCREDITOR AGREEMENT" shall mean that certain Intercreditor Agreement dated as of the date hereof between Lender and the Mortgage Lender, as the same may be amended, modified or supplemented from time to time.

     "LEASE" shall mean any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Project, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease, or other agreement entered into in connection with such lease, sublease, sub-sublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

     "LEGAL REQUIREMENTS" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting any of the Loan Parties or the Project or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to any of the Loan Parties, at any time in force affecting the Collateral, the Project or any part thereof, including any which may (i) require repairs, modifications or alterations in or to the Project or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

     "LIEN" shall mean any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting
(i) all or any portion of the Project or any interest therein, (ii) any direct or indirect interest in any Loan Party or (iii) all or part of the Collateral, including any conditional

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sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

     "LOAN" shall have the meaning provided in the Recitals to this Agreement.

     "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Guarantee, the GP Guarantee, the Security Documents and any other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, as the same may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, supplemented or otherwise modified from time to time.

     "LOAN PARTY" shall mean the Borrower, the Guarantor, the GP and the Mortgage Borrower.

     "MAJOR CONTRACT" shall mean (i) any management, brokerage or leasing agreement or (ii) any cleaning, maintenance, service or other contract or agreement of any kind (other than Leases) of a material nature (materiality for these purposes to include contracts in excess of $25,000 or which extend beyond one year (unless cancelable on thirty (30) days or less notice)), in either case relating to the ownership, leasing, management, use, operation, maintenance, repair or restoration of the Project or the Collateral, whether written or oral.

     "MATERIAL ADVERSE EFFECT" shall mean any event, fact, circumstance, change in, or effect on, the operations, business, properties, condition (financial or otherwise) or prospects of any Loan Party or on the Loan Parties taken as a whole, which individually, in the aggregate or on a cumulative basis with any other events, facts, circumstances, changes in, or effects on, such Loan Party or the Loan Parties, taken as a whole, has had or could reasonably be expected to have a materially adversely affect on (i) the ability of any Loan Party or the Loan Parties, taken as a whole, to (A) operate or conduct business in all material respects in the manner in which such business is operated or conducted on the Closing Date, or (B) perform or pay any Obligations, (ii) the assets, properties (including, without limitation, the Collateral and the Project), business, prospects, profitability, operations, or condition (financial or otherwise) of any Loan Party or the Loan Parties taken as a whole, (iii) the validity or enforceability of this Agreement or any of the other Loan Documents or any of the rights or remedies of the Lender hereunder or thereunder or (iv) the value, enforceability, or collectibility of all or any material portion of the Project or the Collateral. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

     "MATURITY DATE" shall mean the date on which the final payment of principal of the Note becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

     "MAXIMUM LEGAL RATE" shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations and as provided for herein or the other Loan Documents, under the laws of such

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state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

     "MONTHLY PAYMENT DATE" shall mean the twentieth (20th) day of every calendar month occurring during the Term. The first Monthly Payment Date shall be October 20, 2005.

     "MORTGAGE" shall have the meaning provided in the Recitals to this Agreement.

     "MORTGAGE BORROWER" shall have the meaning provided in the Recitals to this Agreement.

     "MORTGAGE LOAN" shall have the meaning provided in the Recitals to this Agreement.

     "MORTGAGE LOAN DOCUMENTS" shall mean the Mortgage, the Mortgage Note and all other documents, instruments and agreements executed and delivered in connection with the Mortgage Loan.

     "MORTGAGE NOTE" shall have the meaning provided in the Recitals to this Agreement.

     "NET OPERATING INCOME" shall mean for the applicable period, (i) Gross Revenues minus (ii) Operating Expenses for such period. Net Operating Income shall be calculated in a manner similar to the calculation pursuant to GAAP except that the determination of Net Operating Income shall include current obligations for accounts payable (due and payable during the current period).

     "NOTE" shall have the meaning provided in the Recitals to this Agreement.

     "OBLIGATIONS" shall mean (a) the principal of, and interest (including all interest that accrues after the commencement of any case or proceeding by or against any Loan Party under any federal or state bankruptcy, insolvency, receivership or similar law) on the Loan, as and when due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, of the Loan Parties to the Lender under this Agreement and the other Loan Documents, and (b) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement and the other Loan Documents, in each case now in existence or hereafter created.

     "OFFICER'S CERTIFICATE" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Borrower.

     "OPERATING EXPENSES" shall mean, for any period, the aggregate amount of expenses incurred by the Mortgage Borrower in connection with the Project pursuant to arm's length transactions for ordinary and necessary expenses sufficient to provide the amenities and services associated with a multi-family residential facility as follows: labor costs; general maintenance; legal and accounting fees relating solely to the operation of the Project (and not partnership administration, other than audit and other expenses incurred by the Mortgage Borrower relating solely to the operation of the Project); general and administrative costs of the Mortgage Borrower directly attributable to the Project (and not partnership administration) and advertising and marketing costs; supplies for the Project; non-capital repairs and replacements; leasing and brokerage commissions; management fees payable up to an amount equal to three percent (3%) of

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Gross Revenues; costs of licenses, permits and similar fees relating to property operations; premiums for insurance required pursuant to this Agreement and the Mortgage Loan Documents; charges for electricity and other utilities; real estate taxes, water and sewer rents and assessments; payments made into the reserve funds as required by the Mortgage Loan Documents; and all other expenses incurred in connection with the ordinary course of property operations and maintenance. The foregoing expenses and fees paid to Affiliates of any Loan
Party shall be included as Operating Expenses in an amount equal to the actual fees and expenses paid or payable to such Affiliate, but in no event greater than amount that customarily would be paid to an unaffiliated third party on an arm's-length basis for such services. Without limiting the generality of those items which shall be excluded from the definition of Operating Expenses, the following shall be specifically excluded from such calculation: depreciation, amortization and other non-cash items; all gains and losses; all partnership administrative expenses (including, without limitation, legal, accounting, and other professional expenses related to partnership matters but not including such expenses related to the operation of the Project); prepaid expenses which are not customarily prepaid in the ordinary course of business; any termination or similar fee in connection with financing for the Project; expenditures funded by disbursements from any reserves; penalties, late fees and similar charges arising from or on account of the Mortgage Borrower's failure to pay any monetary obligations; any costs, expenses or fees, including interest, payable by the Mortgage Borrower on advances made under the Mortgage Loan Documents.

     "PERMITTED ENCUMBRANCES" shall mean, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all Liens and security interests created by the Mortgage Loan Documents, (iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (iv) any workers', mechanics' or similar Liens on the Project provided any such Lien is discharged or bonded within 30 days after any Loan Party receives notice of such Lien, and (v) such other title and survey exceptions as appear in the Title Insurance Policy.

     "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

     "PLEDGE AGREEMENT" shall have the meaning provided in the Recitals to this Agreement.

     "PROJECT shall have the meaning provided in the Recitals to this Agreement.

     "REIT" shall mean Boston Capital Real Estate Investment Trust, Inc., a Maryland corporation, which owns 100% of the membership interests in the Borrower.

     "REIT LINE" shall mean the $60,000,000.00 line of credit provided by the Guarantor to the REIT with a current outstanding principal balance of $56,596,665.00.

     "RENTS" shall mean all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and

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consideration of whatever form or nature received by or paid to or for the account of or benefit of Mortgage Borrower, Borrower or any of their agents or employees from any and all sources arising from or attributable to the Project and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Project or rendering of services by any Mortgage Borrower, Borrower, or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

     "SECURITY DOCUMENTS" shall have the meaning provided in Article 4.

     "STATED MATURITY DATE" shall mean January 1, 2006.

     "SUBORDINATION AGREEMENT" shall mean that certain subordination agreement of even date between the Lender, the Guarantor and the BCP Lender, wherein the BCP Lender subordinated the BCP to the Loan upon the terms and conditions set forth therein.

     "SURPLUS CASH" shall mean for the applicable period an amount equal to distributions to Borrower pursuant to the Limited Partnership Agreement of Mortgage Borrower dated on or about the date hereof.

     "TAXES" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Project or part thereof, together with all interest and penalties thereon.

     "TENANT" shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Project.

     "TERM" shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Obligations and full performance of each and every obligation to be performed by Loan Parties pursuant to the Loan Documents.

     "TITLE INSURANCE POLICY" shall mean the lender's title insurance policy issued to Mortgage Lender in connection with the Mortgage Loan.

     "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts.

     "U.S. OBLIGATIONS" shall mean direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption.

     ARTICLE 3.   AGREEMENT TO LEND AND TO BORROW; REPAYMENT.

   3.1.    THE LOAN.

       3.1.1 Subject to the conditions and upon the terms herein provided, on the date (the "CLOSING DATE") on which all the conditions to closing set forth in Article 5 shall have been satisfied as determined by the Lender in its sole discretion, the Lender agrees to lend to the Borrower, and the Borrower agree to borrow from the Lender, the Loan.

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       3.1.2   The Obligations are absolute and unconditional and shall not be subject to any defense or any right of setoff, counterclaim or recoupment arising out of any breach by the Lender of any obligation to any Loan Party, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing to any Loan Party by the Lender and, until such time as all of the Obligations shall have been fully paid in cash, each Loan Party shall perform and observe all agreements contained in the Loan Documents and no Loan Party shall terminate this Agreement for any cause, including, without limiting the generality of the foregoing, the occurrence of any costs or circumstances that may constitute failure of consideration, eviction or constructive eviction, destruction of or damage to the Project, the taking by eminent domain of title to or temporary use of any or all of the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the Commonwealth of Massachusetts or any political subdivision of either thereof or any failure of the Lender to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with the Loan Documents.

   3.2. THE NOTE. The Loan shall be evidenced by the Note dated the date hereof executed and delivered by the Borrower to the Lender in the original principal amount of the Loan.

   3.3. USE OF PROCEEDS. The proceeds of the Loan shall be used solely in connection with the consummation of the acquisition and renovation of the Project.

   3.4.    INTEREST.

       3.4.1 Interest on the outstanding principal balance of the Loan shall accrue and be paid in accordance with the terms of the Note and this Agreement.

       3.4.2 This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate under the Note or the default rate under the Note, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

   3.5.    LOAN PAYMENTS.

       3.5.1 On each Monthly Payment Date, the Borrower shall make a payment to Lender equal to one hundred percent (100%) of Surplus Cash, which such payment shall be applied first

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to all accrued and unpaid interest due under the Note and then to the principal balance thereof; notwithstanding the foregoing, the failure of Borrower to make a payment of all then accrued and unpaid interest under the Note on any Monthly Payment Date shall be not an Event of Default in the event there is insufficient Surplus Cash to make such payment in full. Any interest which is not so paid hereunder shall accrue and be due and payable in full on the Maturity Date.

       3.5.2   The Loan is subject to a mandatory prepayment as provided in
Section 7.1.17(c)(vi). In addition, the proceeds of any Indebtedness incurred by Borrower after the Closing Date shall be applied to repayment of the Loan (PROVIDED, HOWEVER, that this sentence shall not be deemed to permit the incurrence of any such Indebtedness by Borrower).

       3.5.3 The Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note and the other Loan Documents.

       3.5.4 Any sums that otherwise would be payable to the Borrower or distributable to the Borrower in connection with the refinancing or other payoff of the Mortgage Loan permitted hereunder (including any refund of reserves on deposit with Mortgage Lender) shall be immediately remitted by the Borrower to Lender up to the amount necessary to fully repay the Loan including all interest accrued to the date of prepayment and any other sums then due and payable by the Loan Parties to Lender.

       3.5.5 Any amount borrowed and repaid hereunder in respect of the Obligations may not be reborrowed.

     ARTICLE 4.   COLLATERAL.

     As security for the Obligations, the Borrower shall cause the following documents, agreement and instruments (collectively, the "SECURITY DOCUMENTS") to be executed and delivered on or before, and each dated as of, the Closing Date:

   4.1.    Guarantee;

   4.2.    Pledge Agreement;

   4.3.    Subordination Agreement;

   4.4. UCC-1 financing statements and such other documents, instruments, or agreements to create or perfect a security interest in the Collateral as Lender may require.

     ARTICLE 5.   CONDITIONS PRECEDENT.

     It shall be a condition precedent of Lender's obligation to close and fund the Loan that each of the following conditions precedent be satisfied in full (as determined by Lender in its discretion), unless specifically waived in writing by Lender at or prior to closing and funding the Loan:

   5.1.    Lender shall have received:

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       5.1.1   from all parties thereto, a signed counterpart of this Agreement and all other Loan Documents (which may include telecopy transmission of a signed signature page);

       5.1.2 one or more favorable written opinion(s) (addressed to Lender and dated the Closing Date) of counsel for the Loan Parties covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated hereby and thereby as the Lender shall request. The Borrower hereby request such counsel to deliver such opinion.

       5.1.3 charter documents and such other documents and certificates as the Lender may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Loan Parties, the Loan Documents, the Collateral, the Project and the transactions contemplated thereby, all in form and substance satisfactory to the Lender;

       5.1.4 evidence that the Security Documents create a valid and perfected first priority lien on the Collateral and that all documents and instruments, including Uniform Commercial Code financing statements and stock certificates and powers executed in blank, required by law or requested by the Lender to be filed, registered, recorded or delivered to Lender, as the case may be, to create or perfect the first priority Liens intended to be created under the Loan Documents, have been so filed, registered, recorded or delivered to the satisfaction of the Lender;

       5.1.5 results of searches or other evidence reasonably satisfactory to it (in each case dated as of a recent date satisfactory to the Lender) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases or subordination agreements satisfactory to the Lender are being tendered concurrently with such extension of credit;

       5.1.6 payment in full of all fees due at or immediately after the Closing Date and all costs and expenses incurred by Lender in connection with the establishment of the Loan (including the fees and expenses of counsel to the Lender and the Lender's commitment fee of $15,000.00 each to be paid from the proceeds of the Loan);

       5.1.7 copies of each of the Mortgage Loan Documents, including all amendments and schedules thereto, each certified as true and correct by an officer of the Borrower, and evidence that the Mortgage Loan Documents are each in full force and effect and all consents, filings and approvals required by Applicable Law in connection therewith shall have been obtained and made;

       5.1.8 such additional instruments and documents as the Lender may reasonably require or request. Each of the Loan Documents shall be duly executed and delivered and satisfactory in form, content and manner of execution and delivery to Lender and its counsel.

   5.2. All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be satisfactory to the Lender.

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   5.3.    The Lender shall be satisfied that any financial statements delivered to it fairly present the business and financial condition of the Loan Parties and that there has been no material adverse change since the date of the most recent financial information delivered to the Lender in any Loan Party's operations, business, properties, condition (financial or otherwise) or prospects.

   5.4. There shall not be pending any litigation or other proceeding, the result of which could reasonably be expected to have a Material Adverse Effect, and there shall not have occurred any default of any material contract or agreement of any Loan Party which could reasonably be expected to have a have a material adverse effect on any Loan Party's operations, business, properties, condition (financial or otherwise) or prospects.

   5.5. The representations and warranties made by the Loan Parties in the Loan Documents and otherwise, and by the Mortgage Borrower and other Loan Parties in the Mortgage Loan Documents, shall be true and complete and no Default or Event of Default shall exist and no default or event of default shall exist under the Mortgage Loan Documents.

   5.6.    The consummation of the transactions contemplated hereby shall not
(i) violate any Applicable Law or any charter document or (ii) conflict with, or result in a default or event of default under, any Mortgage Loan Document or any material agreement of any Loan Party. No event shall exist which is, or solely with the passage of time, the giving of notice or both, would be a default under any Mortgage Loan Document or any material agreement of any Loan Party.

   5.7. No material changes in governmental regulations or policies affecting any Loan Party or Lender shall have occurred prior to the Closing Date.

     ARTICLE 6.   REPRESENTATIONS AND WARRANTIES.

     The Borrower represent and warrant that (as to the Mortgage Borrower and the Project, to the best of Borrower's knowledge) as of the Closing Date and so long as any of the Obligations are outstanding:

   6.1. ORGANIZATION. Each Loan Party which is an entity is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect, and each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby.

   6.2. PROCEEDINGS. The Loan Documents have been duly authorized, executed and delivered by each applicable Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

   6.3. NO CONFLICTS. The execution and delivery of the Loan Documents by the applicable Loan Party and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which such Loan Party is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of such Loan Party's organizational documents or any agreement or instrument to which such Loan Party is a party or by which it is bound, or any Mortgage Loan Document, or any order or decree applicable to such Loan Party, or result in the creation or imposition of any Lien on any of such Loan Party's assets or property (other than pursuant to the Mortgage Loan Documents or the Loan Documents).

   6.4. LITIGATION. There is no action, suit, proceeding or investigation pending or, to Borrower' knowledge, threatened against, any Loan Party, the Collateral or the Project in any court or by or before any other Governmental Authority which, if adversely determined, might have a Material Adverse Effect.

   6.5. FINANCIAL INFORMATION. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Loan Parties and the Project (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Loan Parties and the Project as of the date of such reports, and (iii) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. No Loan Party has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to the Borrower and reasonably likely to have a Material Adverse Effect, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no occurrence with respect to any Loan Party or the Project which could have a Material Adverse Effect.

   6.6. ENVIRONMENTAL LAW. No Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, which, in each case, could reasonably be expected to result in a Material Adverse Effect.

   6.7.    AGREEMENTS.

       6.7.1 No Loan Party is in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default might have a Material Adverse Effect. No Loan Party is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance.

       6.7.2 The Mortgage Loan Documents have been validly authorized and executed by the Loan Parties thereunder.

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

   6.8. CONSENTS. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by any Loan Party of, or compliance by any Loan Party with, the Loan Documents, Mortgage Loan Documents, or the consummation of the transactions contemplated hereby, other than those which have been obtained.

   6.9. NO PLAN ASSETS. As of the date hereof and throughout the Term (i) no Loan Party is and none will be an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (ii) none of the assets of any Loan Party constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) no Loan Party is or will be a "governmental plan" within the meaning of Section 3(32) of ERISA, and
(iv) transactions by or with any Loan Party are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

   6.10. TAX FILINGS. Each Loan Party has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by such Loan Party. Each Borrower believes that the tax returns (if any) of each Loan Party properly reflect the income and taxes of such Loan Party for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

   6.11. SOLVENCY. (i) No Loan Party has entered into the transactions contemplated hereby or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (ii) each Loan Party has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of each Loan Party's assets exceeds and will, immediately following the making of the Loan, exceed such Loan Party's total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of each Loan Party's assets is and will, immediately following the making of the Loan, be greater than such Loan Party's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. No Loan Party's assets constitute or, immediately following the making of the Loan, shall constitute, unreasonably small capital to carry out its business as conducted or as proposed to be conducted. No Loan Party intends to, and none believes that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by such Loan Party and the amounts to be payable on or in respect of obligations of such Loan Party).

   6.12. FEDERAL LAWS. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents. No Loan Party is (i) a "bank holding company" or a direct or indirect subsidiary of a "bank holding company" as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System, (ii) a "foreign person" within the meaning of Sections 1445 or 7701 of the Code, (iii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "$", all as defined in the Public Utility Holding Company Act of 1935, as amended, (iv) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (v) subject to any other United States federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

   6.13.   FISCAL YEAR. Each fiscal year of Borrower commences on January 1.

   6.14. NO OTHER FINANCING. Borrower has no Indebtedness other than the Obligations, the Mortgage Borrower has no Indebtedness other than under the Mortgage Loan Documents, and the Guarantor has no other Indebtedness other than under the BCP Loan.

   6.15. CONTRACTS. Each of the Major Contracts is in full force and effect, there are no monetary or other material defaults by any Loan Party thereunder and, to the best knowledge of Borrower, there are no monetary or other material defaults thereunder by any other party thereto. Neither any of the Loan Parties nor any other Person acting on any Loan Party's behalf has given or received any notice of default under any of the Major Contracts that remains uncured or in dispute.

   6.16. FULL AND ACCURATE DISCLOSURE. No statement of fact made by any Loan Party in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to any Loan Party which has not been disclosed to Lender which adversely affects, nor as far as either Borrower can foresee, might adversely affect, the Collateral, the Project or the business, operations or condition (financial or otherwise) of any Loan Party, other than with regard to market risk inherent in projecting future operations.

   6.17. MORTGAGE LOAN. Simultaneous with the funding of the Loan, the Mortgage Loan will have been funded in the amount of $12,000,000.00, with $0 remaining to be advanced thereunder. No default, breach, violation or event of default has occurred under the Mortgage Loan Documents which remains uncured or unwaived and no circumstances, event or condition has occurred or exists which, with the giving of notice and/or the expiration of the applicable period would constitute an event of default under the Mortgage Loan Documents. Each and every representation and warranty made to Mortgage Lender by Mortgage Borrower and each Loan Party contained in any one or more of the Mortgage Loan Documents is true, correct, complete and accurate in all material respects as of the date hereof.

   6.18. ENFORCEABILITY. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by any Loan Party, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and no Loan Party has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

   6.19. INSURANCE. The Mortgage Borrower shall maintain at all times the insurance required under the Mortgage Loan Documents. No claims have been made under any of the insurance policies, and no Person has done, by act or omission, anything which would impair the coverage of any of the insurance policies.

   6.20. LICENSES. All permits and approvals, including without limitation, certificates of occupancy required by any Governmental Authority for the use, occupancy and operation of the Project in the manner in which the Project is currently being used, occupied and operated have been obtained and are in full force and effect.

   6.21. FILING AND RECORDING TAXES. All transfer taxes, deed stamps, intangible taxes, mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents and the Mortgage Loan Documents have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Project have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established pursuant to the Mortgage Loan Documents, by this Agreement or are insured against by the Title Insurance Policy.

   6.22.   THE PROJECT.

       6.22.1 Mortgage Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Project and good title to the balance of the Project owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances. None of the Permitted Encumbrances, individually or in the aggregate, materially and adversely affect the value of the Project, impair the use or operations of the Project or impair any Loan Party's ability to pay its obligations in a timely manner.

       6.22.2 The Project and the use thereof comply with all applicable Legal Requirements. No Loan Party has received any notice of any violation of any of the foregoing. No Loan Party is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might have a Material Adverse Effect. No Loan Party has committed any act which may give any Governmental Authority the right to cause such Loan Party to forfeit the Project, the Collateral or any part thereof or any monies paid in performance of any Loan Party's obligations under any of the Loan Documents. The Project is used exclusively for multi-family apartments and other appurtenant and related uses and all permits, certifications, licenses, and approvals required for the legal use, occupancy and operation of the Project have been obtained and are in full force and effect. No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of the Project. Neither the zoning nor any other right to construct, use or operate the Project is in any way dependent upon or related to any property other than the Project. The use being made of the Project is in conformity with the certificate of occupancy issued for the Project and all other restrictions, covenants and conditions affecting the Project.

       6.22.3 No Condemnation or other proceeding has been commenced or, to Borrower' knowledge, is contemplated with respect to all or any portion of the Project or for the relocation of roadways providing access to the Project.

       6.22.4 All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, "EASEMENTS"), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policy and are in full force and effect without default thereunder. The Project has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Project for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Project are located in the public right-of-way abutting the Project, and all such utilities are connected so as to serve the Project without passing over other property absent a valid easement. All roads necessary for the use of the Project for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

       6.22.5 The Project is comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of the Project.

       6.22.6 There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Project, nor are there any contemplated improvements to the Project that may result in such special or other assessments.

       6.22.7 None of the Improvements on the Project is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area or flood insurance (adequate in the judgment of Lender) has been obtained and is in effect.

       6.22.8 The Project, including all buildings, Improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Project, whether latent or otherwise, and no Loan Party has received notice from any insurance company or bonding company of any defects or inadequacies in the Project, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

       6.22.9 All of the Improvements which were included in determining the appraised value of the Project lie wholly within the boundaries and building restriction lines of the Project, and no improvements on adjoining properties encroach upon the Project, and no easements or other encumbrances affecting the Project encroach upon any of the Improvements, so as to affect the value or marketability of the Project except those which are insured against by the Title Insurance Policy.

       6.22.10 The Borrower has delivered to Lender a true, complete and correct copy of the current rent roll. There are no oral agreements with respect to any of the Leases. No Rent (including security deposits) has been paid more than one
(1) month in advance of its due date.

       6.22.11 The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

   6.23. SURVIVAL OF REPRESENTATIONS. The representations and warranties set forth in this Article 6 shall survive until such time as the Obligations shall be indefeasibly paid in full.

     ARTICLE 7.   COVENANTS.

   7.1. AFFIRMATIVE COVENANTS. Until the Obligations shall be indefeasibly paid in full, the Borrower covenant as follows:

       7.1.1 Each Borrower shall, and shall cause each other Loan Party to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it, the Collateral and the Project.

       7.1.2 The Borrower shall comply with the special purpose covenants set forth on EXHIBIT B.

       7.1.3 Each Borrower shall, and shall cause each other Loan Party to, pay all Taxes and other charges now or hereafter levied, assessed or imposed as the same become due and payable, and furnish to Lender receipts for the payment of the Taxes and the other charges prior to the date the same shall become delinquent (PROVIDED, HOWEVER, that Borrower need not pay directly Taxes nor furnish such receipts for payment of Taxes to the extent that the funds to pay for such Taxes have been deposited into the reserves required under the Mortgage Loan Documents). Borrower shall not, and shall not permit any other Loan Party to, permit or suffer to exist any lien or charge against the Project other than Permitted Encumbrances, and shall promptly pay for all utility services provided to the Project. After prior written notice to Lender, Borrower, at their own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or other charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Project nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall, promptly upon final determination thereof, pay the amount of any such Taxes or other charges, together with all costs, interest and penalties which may be payable in connection therewith; and (v) such proceeding shall suspend the collection of Taxes or other charges from the Project.

       7.1.4 Borrower shall take, or require to be taken, such acts as from time to time may be required under Applicable Law in order that the interest on the Loan continues to be excludable from gross income for purposes of federal income taxation, and shall refrain from taking, and shall cause each other Loan Party to refrain from taking, any action which would adversely affect the exclusion from gross income of interest from federal income taxation.

       7.1.5 Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower or any other Loan Party which might materially adversely affect the condition or business, financial or otherwise, as applicable, of the Collateral, the Project, Mortgage Borrower, Borrower or any Loan Party (including, without limitation, the ability of any other the foregoing to perform their obligations hereunder or under the other Loan Documents, under the Mortgage Loan Documents).

       7.1.6 Borrower shall permit any authorized representatives designated by Lender to visit, examine, audit, and inspect, upon reasonable notice and during normal business hours, the Project including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and independent public accountants, as often as may be reasonably requested. Borrower shall cause their Affiliates to make all books of account and records available to Lender at the office where the same are regularly maintained. Lender shall have the right to copy, duplicate and make abstracts from such books and records as Lender may require. Borrower shall pay any reasonable costs incurred by Lender to examine such books, records and accounts. Borrower acknowledges and agrees that (i) all of such audits, inspections and reports shall be made for the sole benefit of Lender, and not for the benefit of Borrower or any third party, and neither Lender nor Lender's auditors or inspectors or any of Lender's representatives, agents or contractors assumes any responsibility or liability (except to Lender) by reason of such audits, inspections or reports, (ii) Borrower will not rely upon any of such audits, inspections or reports for any purpose whatsoever, and (iii) the performance of such audits, inspections and reports will not constitute a waiver of any of the provisions of this Agreement or any other Loan Document or any of the obligations of Borrower or any other Loan Party hereunder or thereunder. Borrower further acknowledges and agrees that neither Lender nor Lender's inspector, representatives, agents or contractors shall be deemed to be in any way responsible for any matters related to design or construction of the Improvements or any construction work. At any time during the term of the Loan, Borrower shall cooperate with Lender and use reasonable efforts to assist Lender in obtaining an appraisal of the Project. Such cooperation and assistance from Borrower shall include but not be limited to the obligation to provide Lender or Lender's appraiser, upon request, with the following to the extent within the possession of the Loan Parties: (i) reasonable access to the Project, (ii) a current certified rent roll for the Project in form and substance satisfactory to Lender, including current asking rents and a history of change in asking rents and historical vacancy for the past three years, (iii) current and budgeted income and expense statements for the prior three years, (iv) the then existing site plan and survey of the Project, (v) the building plans and specifications, including typical elevation and floor plans, to the extent in either Borrower's possession or available to Borrower; (vi) the current and prior year real estate tax bills, (vii) a detailed list of past and scheduled capital improvements and the costs thereof,
(viii) all environmental reports and other applicable information relating to the Project, and (ix) copies of all recent appraisals/property description information or brochures, including descriptions of amenities and services relating to the Project to the extent in either Borrower's possession or available to Borrower. The appraiser performing any such appraisal shall be engaged by Lender, and Borrower shall be responsible for any fees payable to said appraiser in connection with an appraisal of the Project. Borrower shall cooperate with Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Loan Documents and, in connection therewith, not prohibit Lender, at its election, from participating in any such proceedings.

       7.1.7 Borrower shall, at Borrower' sole cost and expense, (a): execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the Collateral, as Lender may reasonably require; and
(b) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

       7.1.8   Borrower shall:

       (a) maintain or cause to be kept and maintained proper and accurate books and records, in accordance with GAAP, reflecting the financial affairs of Borrower and the other Loan Parties and all items of income and expense and any services, equipment or furnishings provided in connection with the operation of the Project, whether such income or expense is realized by Borrower, Mortgage Borrower, or any Affiliate of any Loan Party. Lender shall have the right from time to time during normal business hours upon reasonable notice to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire. Borrower shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest;

       (b) furnish to Lender annually, within ninety (90) days following the end of each Fiscal Year, a complete copy of Borrower' and the Mortgage Borrower's annual financial statements audited by an accounting firm acceptable to Lender, prepared in accordance with GAAP, covering the Project, including statements of income and expense and cash flow for Borrower and the Mortgage Borrower and the Project and a balance sheet for Borrower and the Mortgage Borrower. Such statements shall set forth Net Operating Income, Gross Revenues and Operating Expenses for the Project;

       (c) furnish to Lender on or before the forty-fifth (45th) day after the end of each calendar quarter, the following items:

           (i) quarterly and year-to-date statements of income and expense and cash flow prepared for such quarter with respect to the Project, with a balance sheet for such quarter for Borrower and Mortgage Borrower;

           (ii)     a current rent roll for the Project;

       (d) furnish Lender concurrently with delivery of financial statements under clauses (b), (c) and (d) above, an Officer's Certificate (i) certifying, to Borrower's knowledge, as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) certifying, to Borrower's knowledge, that such items are true, correct, accurate and complete and fairly present the financial condition and results of the operations of Borrower, Mortgage Borrower and the Project in accordance with GAAP as applicable, (iii) setting forth reasonably detailed calculations of, and demonstrating compliance with, any financial covenants set forth in the Loan Documents, and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such Officer's Certificate.

       7.1.9 Promptly upon receipt thereof, Borrower shall deliver to Lender copies of all significant reports submitted to Mortgage Borrower and Borrower by independent public accountants in connection with each annual, interim or special audit of the financial statements of any Loan Party made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit.

       7.1.10 Borrower shall furnish to Lender, within five (5) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Project and the financial affairs of Loan Parties as may be reasonably requested by Lender.

       7.1.11 Borrower will deliver to Lender promptly upon receipt thereof (i) all financial statements, reports, certificates and related items delivered or required to be delivered by Mortgage Borrower to Mortgage Lender under the Mortgage Loan Documents as and when due thereunder and (ii) all notices, amendments, modification, waivers and other documents and instruments at any time executed and/or delivered by any Person in connection with Mortgage Loan Documents.

       7.1.12 Borrower will warrant and defend the validity and priority of the Liens of the Loan Documents on the Collateral against the claims of all Persons whomsoever, subject only to Permitted Encumbrances.

       7.1.13 Borrower shall within five (5) Business Days of request therefor furnish Lender with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the obligations under the Mortgage Loan Documents, (ii) the interest rate applicable to the obligations under the Mortgage Loan Documents, (iii) the date installments of interest and/or principal were last paid under the Mortgage Loan Documents, (iv) offsets or defenses to the payment and performance of the obligations under the Mortgage Loan Documents, if any, and (v) that the Mortgage Loan Documents have not been modified or, if modified, giving particulars of such modification.

       7.1.14 Upon request, Borrower shall furnish Lender with executed copies of all Leases. No material changes may be made to the Lender-approved standard lease without the prior written consent of Lender. All renewals of existing Leases and all proposed new leases shall be arms length transactions. Borrower shall cause the Mortgage Borrower to (i) observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner;
(ii) enforce the terms, covenants and conditions contained in the Leases on the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; (iii) not collect any of the Rents more than one (1) month in advance (other than security deposits); and (iv) not execute any assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Mortgage Loan Documents).

       7.1.15 No security deposits of Tenants, whether held in cash or any other form, shall be commingled with any other funds of any Loan Party and, if cash, shall be deposited by the Mortgage Borrower at a separately designated account under the Mortgage Borrower's control and held in accordance with the terms of the Mortgage Loan Documents and applicable Legal Requirements. Borrower shall, upon request, provide Lender with evidence satisfactory to Lender of compliance with the foregoing.

       7.1.16 Lender's prior written approval shall be required in connection with any alterations to the Project that may have a material adverse effect on any Loan Party's financial condition, the value of the Project or the ongoing revenues and expenses of the Project. The Lender hereby approves the renovation work outlined on Schedule 7.17.

       7.1.17  With respect to insurance:

       (a) Borrower shall obtain or cause to be obtained in respect of the Collateral and the Project the insurance as may be required by the Mortgage Loan Documents (collectively, the "INSURANCE"), to the extent applicable in Lender's discretion, issued by insurance companies and containing terms satisfactory to Lender in its discretion;

       (b) Borrower shall give Lender prompt notice of any loss or damage to the Project; and,

       (c) subject to the rights of the Mortgage Lender under the Mortgage Loan Documents:

           (i) In the case of any loss or damage in excess of $100,000.00 covered by any Insurance, Lender is hereby authorized (i) if an Event of Default shall have occurred or, if no Event of Default shall have occurred but Borrower and/or the Mortgage Borrower fail to settle and adjust or to provide reasonable evidence that it is proceeding in good faith to settle and adjust any claim within ninety (90) Business Days after such casualty has occurred, to settle and adjust any claim under such Insurance without the consent of Borrower; or (ii) if no Event of Default has occurred, to allow Borrower within two hundred and seventy (270) Business Days after such casualty to settle and adjust such claim provided that, if any settlement may reasonably be anticipated to result in proceeds in excess of $1,000,000.00, the prior consent of Lender shall be required, which consent shall not to be unreasonably withheld; PROVIDED, FURTHER, that in either case Lender shall, and is hereby authorized to, collect and receive any such insurance proceeds, but only to the extent of the then outstanding principal and interest on the Loan. The out-of pocket expenses incurred by Lender in the adjustment and collection of such proceeds of Insurance shall become a part of the Obligations, and shall be reimbursed to Lender upon demand or, at Lender's option, in the event and to the extent sufficient proceeds are available, deducted by Lender from such proceeds of Insurance prior to any other application thereof;

           (ii) Lender shall, in its sole discretion, apply the proceeds of Insurance consequent upon any casualty either (i) to reduce the Obligations; or (ii) at Lender's election, to reimburse Borrower for or to pay the costs of restoring, repairing, replacing or rebuilding (collectively, a "RESTORATION") the loss or damage caused by such casualty, in accordance with and subject to the conditions contained in the provisions of Section 7.1.17(c)(v). Notwithstanding the foregoing, Lender agrees to permit the proceeds of Insurance to be applied toward the cost of Restoration if (a) the Mortgage Lender is permitting such proceeds to be so applied toward Restoration in accordance with the Mortgage Loan Documents; and (b) the requirements of Section 7.1.17(c)(v) are otherwise satisfied.

           (iii) If and to the extent that proceeds of Insurance are made available to Borrower or are sufficient for such purposes, Borrower hereby covenants promptly after such casualty, to commence and thereafter diligently proceed to restore the Improvements, to be of at least equal value and of substantially the same character as prior to such loss or damage, if allowed by law, in accordance with all Legal Requirements and plans, specifications and procedures to be first submitted to and approved by Lender.

           (iv) Any portion of the proceeds of Insurance remaining after payment in full of the Obligations shall be paid to Borrower or as ordered by a court of competent jurisdiction.

           (v) Provided that no Event of Default has occurred and is then continuing, proceeds of Insurance that Lender elects to apply to Restoration of the Project in accordance with Section 7.1.17(c)(ii) shall be disbursed from time to time (but not more often than monthly) upon Lender being furnished with (i) evidence reasonably satisfactory to Lender from an independent architect or other Person, in any case approved by Lender of the estimated cost of completion of the Restoration; (ii) a certification from an independent architect or general contractor satisfactory to Lender stating that the Restoration is reasonably likely to be substantially completed on or before the date which is one (1) year prior to the Maturity Date; (iii) cash sufficient in addition to the proceeds of Insurance, to complete and fully pay for the completion of the Restoration, based on the cost estimate referenced in clause (i) above;
     (iv) a request from Borrower, dated not more than twenty (20) Business Days prior to the proposed application of such payment, requesting such payment or reimbursement and setting forth the Restoration work which is in the subject of such request, the parties which performed such work, and the actual cost thereof, and certifying that such work and materials are free and clear of Liens; and (v) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably require and approve. Lender may, in all events, require that all plans and specifications for any such Restoration be submitted to and approved by Lender and that all required permits be obtained prior to commencement of Restoration. Except as provided below, any cash provided in accordance with clause (iii) above shall be applied as if such cash were proceeds of Insurance. No payment made prior to the final completion of the Restoration shall exceed ninety five percent (95%) of the value of the Restoration performed or materials delivered, as applicable, from time to time, as such value shall be determined by Lender in its reasonable judgment. Funds other than proceeds of Insurance shall be disbursed prior to disbursement of such proceeds, except as may otherwise be provided herein; and at all times the undisbursed balance of such proceeds, together with cash furnished to Lender in accordance with clause (iii) above to pay the cost of completion of the Restoration, shall be at least sufficient in the reasonable judgment of Lender to pay the entire unpaid cost of the completion of the Restoration, free and clear of all Liens or claims for Lien. In addition to all other conditions contained in this Section 7.1.17(c)(v), final payment of all proceeds of Insurance remaining with Lender shall be made upon receipt by Lender of a certification by an independent architect or contractor approved by Lender as to the completion of the Restoration substantially in accordance with the submitted plans and specifications, and the filing of a notice of completion (if such filing is required by applicable Legal Requirements). Any surplus which may remain out of proceeds of Insurance (or cash provided pursuant to clause (iii) above) held by Lender after payment of such costs of Restoration shall, provided no Event of Default has occurred and is continuing, be disbursed to Borrower. If there shall have occurred an Event of Default while Lender is holding funds for Restoration, Lender may at its sole option apply such funds against the Obligations in such order or manner as Lender may elect. Borrower shall pay, from time to time, within five (5) Business Days after demand therefor, the fees and expenses of any consultant hired by Lender to review the progress of the Restoration and inspect the work of Restoration, which consultant's approval shall be required for any disbursement to be made. Lender shall not be obligated to see to the proper application of funds disbursed to Borrower pursuant hereto, whether pursuant to the above conditions or upon waiver thereof.

           (vi) Any and all awards (the "AWARDS") heretofore or hereafter made or to be made by any Governmental Authority for the taking by Condemnation or eminent domain, of all or any part of the Project (including any award from the United States government at any time after the allowance of a claim thereof), or the proceeds from a transfer in lieu of such condemnation or eminent domain, to the extent the Borrower is entitled thereto, are hereby assigned by Borrower to Lender, and Lender is hereby authorized to collect and receive such Awards from the condemnation authorities. Lender is hereby authorized to give appropriate receipts therefor and Borrower hereby irrevocably appoints Lender as Borrower' attorney in fact, coupled with an interest, to collect such

     Awards. Borrower shall give Lender prompt notice of the actual or threatened commencement of any Condemnation or eminent domain proceedings affecting all or any part of the Project and shall deliver to Lender copies of any and all papers served in connection with any such proceedings. Borrower further agrees to make, execute and deliver to Lender, at any time upon request, any and all further assignments and other instruments deemed reasonably necessary by Lender for the purpose of validly and sufficiently assigning all Awards and other compensation heretofore and hereafter made to Borrower upon any taking, either permanent or temporary, under any such proceeding and all proceeds paid from a sale in lieu of such taking, and to facilitate Lender's collection and receipt of the same. If, notwithstanding the foregoing provisions, any Award or other compensation described above is nonetheless paid to Borrower, Borrower shall hold such monies in trust for the benefit of Lender, and Borrower shall immediately pay the same to Lender. The expenses incurred by Lender in the collection and administration of any Award, including reasonable attorneys' fees and disbursements, shall become a part of the Obligations, and shall be reimbursed to Lender upon demand or, at Lender's option, in the event and to the extent sufficient proceeds are available, shall be deducted by Lender from said proceeds prior to any other application hereof. Borrower may not settle or compromise any claim for or right to receive any Award or rights under any proceeding with respect thereto without the prior written consent of Lender. Notwithstanding any taking, Borrower shall continue to make all payments required pursuant to the Loan Documents to Lender at the time and in the manner provided in the Loan Documents and the Obligations shall not be reduced by reason of such taking (or transfer in lieu thereof) unless and until any Award shall have been actually received and applied by Lender to such Obligations and then only to such extent. Lender shall not be limited to the interest paid on the Award by the condemning authority, if any, but shall be entitled to receive out of the Award interest at the interest rate under the Note. Lender shall, in its sole discretion, apply the proceeds of the Award consequent upon any taking either (i) to reduce the Obligations; or (ii) in the event of a partial taking, at Lender's election, to reimburse Borrower for or to pay the costs a Restoration, the loss or damage caused by such taking, in accordance with and subject to the conditions contained in the provisions of Section 7.1.17(c)(v). Notwithstanding the foregoing, Lender agrees to permit the proceeds of any Award to be applied toward the cost of Restoration if (a) the Mortgage Lender is permitting such proceeds to be so applied toward Restoration in accordance with the Mortgage Loan Documents; and (b) the requirements of
     Section 7.1.17(c)(v) are otherwise satisfied.

       7.1.18 Borrower will use its good faith and commercially reasonable efforts to comply with the Patriot Act (as defined below) and all applicable requirements of governmental authorities having jurisdiction over Borrower, Mortgage Borrower and the Project, including those relating to money laundering and terrorism. Lender shall have the right to audit compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction over Borrower, Mortgage Borrower and the Project. In the event that Borrower or Mortgage Borrower fail to comply with the Patriot Act or any such requirements of governmental authorities, then the Lender may, at its option, cause Borrower to comply therewith and/or cause

Borrower to require that Mortgage Borrower comply therewith, and any and all costs and expenses incurred by the Lender in connection therewith shall be secured by the Collateral and the Loan Documents and shall be immediately due and payable. For purposes hereof, the term "Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

     7.1.19 Each of the covenants of the Mortgage Borrower set forth in the Mortgage Loan Documents are hereby incorporated in this Agreement by this reference as if fully set forth herein. The Borrower shall cause the Mortgage Borrower to comply with all terms and conditions of each Mortgage Loan Document to which it is a party or by which it is bound within any and all applicable notice and cure provisions set forth therein.

     7.1.20 The Borrower shall establish and maintain through the term of the Loan an operating deposit account at the Lender.

     7.1.21 The Guarantor has provided the REIT Line to the REIT, which REIT Line is secured by a pledge by the REIT to the Guarantor of the REIT's ownership interests in a portfolio of 10 properties located in Jacksonville, Florida, Portland, Oregon, Salt Lake City, Utah, and Seattle, Washington. Pursuant to the documents evidencing the REIT Line, the Guarantor is to be repaid from proceeds raised from the REIT's pending equity offering and will release its lien on the REIT's interest in a subject community as the indebtedness allocated to the respective community is repaid by the REIT from such equity proceeds. In connection therewith, at such time as the balances outstanding under the REIT Line constitute solely the debt allocated to the Seattle, Washington communities, the Guarantor shall, and the Borrower shall cause the Guarantor and REIT to, apply any further proceeds received from the REIT's ongoing security sale to the repayment of all accrued interest and then to the principal outstanding under the Loan until it is repaid in full.

   7.2. NEGATIVE COVENANTS. Until the Obligations shall be indefeasibly paid in full, the Borrower covenants as follows:

     7.2.1 Borrower shall not, and shall not permit Mortgage Borrower or any other Loan Party to, sell, convey, mortgage, grant, bargain, encumber, pledge, assign or transfer (each, a "PROHIBITED TRANSFER"), whether voluntarily or involuntarily, (i) the Project or any part thereof, (ii) the Collateral or any part thereof or (iii) any interest, direct or indirect, in the Borrower, or the Mortgage Borrower, other than transfers by Broadstone Preston Alliance LLC or Alliance G.P. IV, Inc. of its interests in the Mortgage Borrower. A Prohibited Transfer shall be deemed to include (i) an installment sales agreement wherein any Loan Party agrees to sell the Project or any part thereof for a price to be paid in installments; (ii) an agreement by any Loan Party leasing all or a substantial part of the Project for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, any Loan Party's right, title and interest in and to any Leases or any Rents; (iii) if the Borrower or the Mortgage Borrower is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions; (iv) if Borrower or the Mortgage Borrower is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member, with the exception of ALLTX GP, LLC becoming the managing general partner of the Mortgage Borrower; and (v) any pledge, hypothecation, assignment, transfer or other encumbrance of any direct or indirect ownership interest in Borrower or the Mortgage Borrower.

     7.2.2 Without in any way limiting the provisions of this Article 7, Borrower shall not, and shall not permit any other Loan Party to, take or permit any action that would result in any of the foregoing not being in compliance with the representations, warranties and covenants set forth in EXHIBIT B.

     7.2.3 Borrower shall not, and shall not permit the Borrower or the Mortgage Borrower to:

     (a) create, incur, assume or suffer to exist any Lien on any direct or indirect interest in the Borrower or the Mortgage Borrower or any portion of the Project or the Collateral except for Permitted Encumbrances; provided, however, that notwithstanding anything to the contrary in any Loan Document, Mortgage Borrower shall be permitted to refinance the Mortgage Loan with Freddie Mac on terms and conditions substantially equivalent to the Mortgage Loan Documents if simultaneously with such refinancing Freddie Mac executes and delivers an intercreditor agreement with Lender in the form approved by Lender and attached hereto as Schedule 7.2.3;

     (b) incur any Indebtedness, except that Borrower may incur the Obligations and Mortgage Borrower may incur Indebtedness under the Mortgage Loan Documents;

     (c) (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Project or (iii) transfer, lease or sell, in one transaction or any combination of transactions, any of their property or assets or any property or assets of the Borrower or the Mortgage Borrower;

     (d) enter into any line of business other than directly connected with the ownership of the Collateral and the Project;

     (e)       change the current use of the Project in any material respect;

     (f) cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower or any other Loan Party by any Person, except for adequate consideration and in the ordinary course of business;

     (g) with the exception of the management contract with Alliance Residential, LLC, enter into, or be a party to, any transaction with an Affiliate of any Loan Party except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to such Loan Party or such Affiliate than would be obtained in a comparable arm's length transaction with an unrelated third party;

     (h) initiate or consent to any zoning reclassification of any portion of the Project or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Project in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation;

     (i) purchase or own any property other than the Project and Collateral and any property necessary or incidental to the ownership of the Collateral or Project;

     (j)       suffer, permit or initiate the joint assessment of the Project
(i) with any other real property constituting a tax lot separate from the Project, and (ii) with any portion of the Project which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Project;

     (k) change its principal place of business from the address set forth on the first page of this Agreement without first giving Lender thirty (30) days prior notice;

     (1) change its name, identity (including its trade name or names) or, if not an individual, its corporate, partnership or other structure, without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in structure, without obtaining the prior written consent of Lender. Borrower shall cause the applicable Loan Party to execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted under the Loan Documents. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Mortgage Borrower intends to operate the Project, and representing and warranting that Mortgage Borrower does business under no other trade name with respect to the Project;

     (m) engage in any transaction which would cause any obligation, or action taken or to be taken, under any Loan Document (or the exercise by Lender of any of its rights under any Loan Document) or under the Mortgage Loan Documents (or the exercise by Mortgage Lender of any of its rights under the Mortgage Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

     (n) modify, waive in any material respect or release any Easements, restrictive covenants or other Permitted Encumbrances, or suffer, consent to or permit the foregoing;

     (o) take or permit any action that would result in Mortgage Borrower not being in compliance with the representations, warranties and covenants set forth in the Mortgage;

     (p) (i) amend or modify any Mortgage Loan Documents, (ii) prepay, refinance or defease the obligations under the Mortgage Loan Documents unless the Loan (including all interest and all other Obligations) is simultaneously paid in full, or (iii) take any action in violation of the terms of the Mortgage Loan Documents. Borrower shall provide Lender with a copy of any amendment or modification to the Mortgage Loan Documents within two (2) Business Days after the execution thereof.

     ARTICLE 8.   PROJECT MANAGEMENT

   8.1. MANAGER. Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, Lender shall have the right to require Borrower, to the extent permitted under the Borrower's partnership agreement, to cause Mortgage Borrower to hire a manager for the Project with a Person chosen by Borrower or Mortgage Borrower and approved by Lender, or selected by Lender, upon the occurrence of any one or more of the following events: (i) from and after the Stated Maturity Date, or (ii) at any time following the occurrence of an Event of Default.

     ARTICLE 9.   EVENTS OF DEFAULT; REMEDIES.

   9.1. EVENTS OF DEFAULT. If an Event of Default (as defined below) shall occur and shall be continuing, the Lender may, at its option, declare the outstanding principal amount of the Note, and accrued interest on the Note and all other Obligations, immediately due and payable, and upon such declaration the maturity of the Obligations shall be accelerated and shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived. An "EVENT OF DEFAULT" shall be deemed to have occurred if:

       9.1.1 any installment of principal and/or interest due under the Note are not paid within five (5) days of when due or the Obligations are not paid in full on the Maturity Date;

       9.1.2 any other portion of the Obligations (other than as set forth in the foregoing Section 9.1.1) is not paid when due and such non-payment continues for five (5) days after the date that the same is due and payable;

       9.1.3 any Taxes or other charges are not paid when due (provided that it shall not be an Event of Default if there are sufficient funds in any tax reserve account established pursuant to the terms of the Mortgage Loan Documents to pay such amounts when due and Mortgage Lender fails to make such payment in violation of the Mortgage Loan Documents);

       9.1.4   there shall be a breach of any of the provisions of any of
Section 7.1.2, 7.1.3, 7.1.4, or 7.1.8, or 7.2 continuing uncured for thirty (30) days after written notice to the Borrower;

       9.1.5 the Borrower breaches any representation, warranty or covenant set forth on EXHIBIT C hereof;

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

       9.1.6 any representation or warranty made by any Loan Party herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender, shall have been false or misleading in any material respect as of the date the representation or warranty was made, which warranty continues uncured for thirty (30) days after written notice to the Borrower;

       9.1.7 any Loan Party shall admit in writing that it is unable to pay its debts generally as they become due or such Loan Party shall make an assignment for the benefit of creditors;

       9.1.8 a receiver, liquidator or trustee shall be appointed for any Loan Party or if any Loan Party shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Loan Party, or if any proceeding for the dissolution or liquidation of any Loan Party shall be instituted; PROVIDED, HOWEVER, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by any Loan Party, upon the same not being discharged, stayed or dismissed within sixty (60) days;

       9.1.9 any Loan Party attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

       9.1.10 any event of default as defined or described in the Mortgage Loan Documents occurs beyond any applicable notice and cure periods set forth therein; or any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate or permit Mortgage Lender to accelerate the maturity of any portion of the Indebtedness under the Mortgage Loan Documents;

       9.1.11 there shall be a default under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Obligations or to permit Lender to accelerate the maturity of all or any portion of the Obligations;

       9.1.12 there shall be any judgment against any Loan Party or any attachment or execution against any of its assets for any amount in excess of $100,000.00 remains unpaid, unstayed or not dismissed for a period of more than thirty (30) days, provided if the Borrower is diligently contesting any such attachment in good faith such cure period shall be extended for an additional sixty (60) days;

       9.1.13 there shall be any challenge by or on behalf of any Loan Party or any other Person to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto;

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

       9.1.14 there shall be any default or event of default under the BCP Loan beyond any applicable notice and cure periods set forth therein;

       9.1.15 any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected lien on any Collateral, with the priority required by the applicable Security Document; or

       9.1.16 there shall occur any uninsured loss to any material portion of the Collateral.

   9.2.    REMEDIES.

       9.2.1 Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against any Loan Party under this Agreement or any of the other Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until the Obligations have been indefeasibly paid in full.

       9.2.2 Any amounts recovered from the Collateral or any other collateral for the Obligations may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other Obligations in such order, priority and proportions as Lender in its sole discretion shall determine.

       9.2.3 If any Loan Party fails to perform any covenant or obligation contained herein or in any other Loan Document and such failure shall continue for a period of five (5) Business Days after Borrower' receipt of written notice thereof from Lender, without in any way limiting Lender's right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Obligations (and to the extent permitted under applicable laws, secured by the Collateral) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

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

       9.2.4 The rights, powers and remedies of Lender under the Loan Documents shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against any Loan Party pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to any Loan Party shall not be construed to be a waiver of any subsequent Default or Event of Default by any Loan Party or to impair any remedy, right or power consequent thereon.

   9.3. Borrower grants to Lender a direct and continuing lien and security interest, as security for all of Borrower's Obligations, in and upon all deposits, balances and other sums credited by or due from Lender, or from any affiliate of Lender, to Borrower including, but not limited to, any cash collateral pledged to Lender pursuant to any provision of the Loan Documents.

   9.4. If any payment is not made when due under any of the Loan Documents, after giving regard to applicable grace periods, if any, or if any Event of Default or other event which would entitle Lender to accelerate the Loan occurs, and at all other times if any lien, charge, attachment or judgment is sought to be imposed against the deposits, balances or other sums credited to Borrower, whether or not any Default or Event of Default exists, any such deposits, balances or other sums credited by or due from Lender, or from any such affiliate of Lender, to the fullest extent not prohibited by applicable law at any time or from time to time, without regard to the existence, sufficiency or adequacy of any other collateral, and without notice or compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise, all of which are hereby waived, be set off, appropriated and applied by Lender against any or all of Borrower's Obligations irrespective of whether demand shall have been made and although such Obligations may be unmatured, in such manner as Lender in its sole and absolute discretion may determine. Within five (5) Business Days of making any such set off, appropriation or application, Lender agrees to notify Borrower thereof, provided the failure to give such notice shall not affect the validity of such set off or appropriation or application. All rights of setoff and security interests related to tenant security deposits shall be subject to the rights of tenant therein and subject to provisions of applicable law.

   9.5.    The rights of Lender and each affiliate of Lender under this
Article 9 are in addition to, and not in limitation of, other rights and remedies, including other rights of set off, which Lender may have.

     ARTICLE 10.   ASSIGNMENT AND PARTICIPATION.

   10.1. CONDITIONS TO ASSIGNMENT BY LENDER. Except as provided herein, the Lender may assign to one or more Eligible Assignee all or a portion of its interests, rights and obligations under this Agreement. Unless an Event of Default shall be existing, the consent of the Borrower, which consent will not be unreasonably withheld, will be required for any such assignment. From and after the effective date of any such assignment, (i) the assignee thereunder shall be deemed to be a party hereto and, to the extent agreed to by the Lender, have the rights and obligations of a Lender hereunder, and (ii) the Lender shall, to the extent of its interest assigned as provided herein, be released from its obligations under this Agreement.

   10.2. NEW NOTES, AGREEMENT. Upon any such assignment by the Lender, the Borrower shall execute and deliver to the Lender, (a) in exchange for the Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee and, if the Lender has retained some portion of its obligations hereunder, a new Note to the order of the Lender in an amount equal to the amount retained by it hereunder and (b) an amendment to this Agreement and any other Loan Documents, as may be reasonably requested by the Lender, to evidence the assignment, provide for the rights and interest of the assignee, and establish the rights, responsibilities and obligations of the Lender as agent for itself and any such assignee, provided no such document shall alter any material terms or provision hereof. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in identical form of the assigned Notes. The surrendered Notes shall be cancelled and returned to the Borrower.

   10.3. PARTICIPATIONS. The Lender may sell participations to one or more Eligible Assignees in all or a portion of the Lender's rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale of participations shall not affect the rights and duties of the Lender hereunder to the Borrower, (b) the Borrower is given written notice of such participation, and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the right to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on the Loan, extend the term or increase the amount of the Loan or extend any regularly scheduled payment date for principal or interest.

   10.4. PLEDGE BY THE LENDER. The Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of the Note) to any of the twelve Federal Reserve Banks organized under
Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the Lender from its obligations hereunder or under any of the other Loan Documents.

   10.5. NO ASSIGNMENT BY THE BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior approval of the Lender.

     ARTICLE 11.   MISCELLANEOUS

       11.1.1 All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

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

       11.1.2 THIS AGREEMENT WAS NEGOTIATED IN THE COMMONWEALTH OF MASSACHUSETTS, AND MADE BY BORROWER AND ACCEPTED BY LENDER IN THE STATE COMMONWEALTH OF MASSACHUSETTS, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE COMMONWEALTH OF MASSACHUSETTS, WHICH COMMONWEALTH THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

       11.1.3 ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF BOSTON, COUNTY OF SUFFOLK, AND BORROWER WAIVES ANY OBJECTIONS WHICH THEY MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO BORROWER AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 11.1.6, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

       11.1.4 No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Loan Parties therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

       11.1.5 Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

       11.1.6 All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a "NOTICE") required, permitted, or desired to be given hereunder shall be in writing sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.1.6. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

          If to Lender:       Wachovia Bank, National Association
                              One Boston Place
                              27th Floor, WS5200
                              Boston, MA 02108
                              Attention: Joshua R. Howes, Vice President
                              Facsimile No. (617) 603-4220

          with a copy to:     Riemer & Braunstein LLP
                              Three Center Plaza
                              Boston, MA 02108
                              Attention: Kevin J. Lyons, Esquire
                              Facsimile No. (617) 880-3456

          If to Borrower:     ALLTX, LLC
                              c/o Boston Capital
                              One Boston Place
                              Boston, MA 02108
                              Attn:   Mark W. Dunne
                              Facsimile No. (617) 624-8999
          with a copy to:     Goodwin Procter LLP
                              Exchange Place
                              53 State Street
                              Boston, MA 02109
                              Attention: Andrew C. Sucoff, Esquire
                              Facsimile No. (617) 227-8591

       11.1.7 BORROWER AND LENDER EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

       11.1.8 The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

       11.1.9 Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

       11.1.10 Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Loan Parties to any portion of the Obligations. To the extent any Loan Party makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

       11.1.11 No Loan Party shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender and except with respect to matters for which Loan Parties are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to any Loan Party.

       11.1.12 In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

       11.1.13 Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender for, all costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) Loan Parties' ongoing performance of and compliance with their agreements and covenants contained in this Agreement and the other Loan Documents on their part to be performed or complied with, including confirming compliance with environmental and insurance requirements; (ii) Lender's ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by any Loan Party; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting any Loan Party, this Agreement, the other Loan Documents, the Collateral, or any other security given for the Obligations; and (vi) enforcing any obligations of or collecting any payments due from any Loan Party under this Agreement, the other Loan Documents or with respect to the Collateral or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "WORK-OUT" or of any insolvency or bankruptcy proceedings.

       11.1.14 Borrower shall indemnify, defend and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by any Loan Party of its obligations under, or any material misrepresentation by any Loan Party contained in, this Agreement or the other Loan Documents, (ii) the use or intended use of the proceeds of the Loan, (iii) any information provided by or on behalf of any Loan Party, or contained in any documentation approved by any Loan Party; (iv) ownership of the Collateral or any interest therein, or receipt of any Gross

Revenues (including, without limitation, Rents); (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Project or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the Project or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Project; (viii) any failure of the Project to comply with any Legal Requirement;
(ix) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Project or any part thereof, or any liability asserted against Lender with respect thereto; and (x) the claims of any lessee of any portion of the Project or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; (collectively, the "INDEMNIFIED LIABILITIES"). To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender. The foregoing indemnification shall not apply to any matter where the lender has been found liable by a court of competent jurisdiction of acting in gross negligence or willful misconduct, with all appeals having been exhausted or waived.

       11.1.15 The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

       11.1.16 Any assignee of Lender's interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which any Loan Party may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by any Loan Party in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

       11.1.17 Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Collateral other than that of pledgee, beneficiary or lender.

       11.1.18 This Agreement and the other Loan Documents are solely for the benefit of Lender and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

       11.1.19 To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of any Loan Party, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral for the collection of the Obligations without any prior or different resort for collection or of the right of Lender to the payment of the Obligations out of the net proceeds of the Collateral in preference to every other claimant whatsoever.

       11.1.20 The Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

       11.1.21 In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. The Borrower acknowledges that, with respect to the Loan, the Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in any Loan Party, and the Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. The Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Loan Parties.

       11.1.22 The Borrower hereby represents that, other than as disclosed in writing to Lender, it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. The Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of any Loan Party or Borrower in connection with the transactions contemplated herein. The Lender hereby represents

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that, other than as disclosed in writing to Borrower, it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. The Lender shall indemnify, defend and hold Borrower harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Borrower's attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Lender in connection with the transactions contemplated herein. The provisions of this Section 11.1.22 shall survive the expiration and termination of this Agreement and the payment of the Obligations.

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